EXHIBIT 1O.23

                                 AMENDMENT NO. 2

                             WATTS INDUSTRIES, INC.

                         MANAGEMENT STOCK PURCHASE PLAN

                                                                November 1, 1999

      The Watts Industries, Inc. Management Stock Purchase Plan ("Management Plan") is hereby amended as follows:

1. Article V. Vesting and Settlement of RSUs, Subsection C. 2. Involuntary Termination is hereby deleted in its entirety and replaced with the following:

      2. Involuntary Termination, Death, Disability or Retirement.

      If a participant's employment with the Company (a) is terminated by the Company for any reason or no reason, (b) terminates as a result of the participant's death or permanent disability, or (c) is voluntarily terminated by the participant and such termination qualifies as early, normal or late retirement under the terms of the Company's then effective qualified pension plan, except as otherwise provided in the participant's employment agreement, the participant's nonvested RSUs shall be canceled and he or she shall receive payment as follows: The number of nonvested RSUs awarded on each award date shall be multiplied by a fraction that is equal to the number of full years that the participant was employed by the Company after each such award date divided by three and the participant shall receive the resulting number of such RSUs in shares of Stock. With respect to the participant's remaining nonvested RSUs, except as otherwise provided in the participant's employment agreement, the participant shall receive cash in an amount equal to the lesser of (a) the Value of such RSUs or (b) an amount equal to the number of such RSUs multiplied by the fair market value of the Stock on the date of the participant's termination of employment.

2. Except as provided for in the Amendment No. 2, all of the terms and conditions of the Management Plan shall remain in full force and effect.

EXECUTED as of the date first set forth above.

                                           Watts Industries, Inc.


                                           By /s/ William C. McCartney
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